                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                                SCHEDULE 14A
                    Information Required in Proxy Statement

                           Reg. Section 240.13a-101
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14A of the
                     Securities and Exchange Act of 1934
                             (Amendment No.1)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[]   Confidential, for Use of the Commision Only
       (as permitted by Rule 14a-6(e)(2))
[]   Definitive Proxy Statement
[]   Definitive Additional Materials
[]   Soliciting Material Pursuant to Section 240.14a-11(c)
       or Section 240.14a-12

                     SIGNATURE X LTD. LIMITED PARTNERSHIP
               (Name of Registrant as Specified In Its Charter)
_____________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[]   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.
[]   $500 per each party to the controversy pursuant to Ecxhange Act
        Rule 14a-6(i)(3).
[]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
______________________________________________________________________________
     2) Aggregate number of securities to which transaction applies:
______________________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________
     4) Proposed maximum aggregate value of transaction:
______________________________________________________________________________
     5) Total fee paid:
[X   Fee paid previously with preliminary materials.
[]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     __________________________________________________________
     2) Form, Schedule or Registration statement No.:
     __________________________________________________________
     3) Filing Party:
     __________________________________________________________
     4) Date Filed:
     __________________________________________________________

                               TABLE OF CONTENTS



   I.  Introduction. . . . . . . . . . . . . . . . . . . . . . . . . .  1
  II.  Special Factors               . . . . . . . . . . . . . . . . .  2
 III.  Description of Partnership Business . . . . . . . . . . . . . . 11
  IV.  The Proposed Sale/Purchase Transaction Between the
         Partnership, as Seller, and Signature Inns, Inc., as Buyer. . 13
   V.  Required Amendments to the Partnership Agreement. . . . . . . . 20
  VI.  Dissolution, Termination and Final Distributions. . . . . . . . 21
 VII.  Summary of Estimated Benefits from Sale
         of Properties and Liquidation of Partnership. . . . . . . . . 23
VIII.  Purpose and Procedures for Majority Vote by Limited Partners. . 24
  IX.  General Partner's Duties, Conflicts of Interest and
         Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . 24
   X.  Federal Income Tax Consequences . . . . . . . . . . . . . . . . 27
  XI.  Selected Financial Data . . . . . . . . . . . . . . . . . . . . 29
 XII.  Book Value, Distributions and Income. . . . . . . . . . . . . . 31
XIII.  Pro Forma Financial Information . . . . . . . . . . . . . . . . 31
 XIV.  Regulatory Requirements . . . . . . . . . . . . . . . . . . . . 31
  XV.  Appraisal Reports . . . . . . . . . . . . . . . . . . . . . . . 32
 XVI.  Material Contracts. . . . . . . . . . . . . . . . . . . . . . . 36
XVII.  Marketability of Units of Limited Partnership Interests . . . . 37
XVIII. Amended Form 10-KSB Report; and Form 10-QSB Report
         and June 30, 1996 Unaudited Financial Statements. . . . . . . 38
XIX. Amended Rule 13e-3 Transaction Statement. . . . . . . . . . . . . 38

                                   EXHIBITS

A       Amended     Form 10-KSB        Report for 1995
B    Form 10-QSB Quarterly Report for Quarter Ended March 31, 1996
C    Summary Report of Complete Appraisal of Signature Inn
       - Florence, Kentucky
D    Summary Report of Complete Appraisal of Signature Inn
       - Sharonville, Ohio
E    Text of Consent Resolutions of Limited Partners
F    Text of Amendments to Partnership Agreement
G    Rule 13e-3 Transaction Statement    (without exhibits)
H    Financial Statements of June 30, 1996 (unaudited)
I    Irrevocable Consent of Limited Partner

                     SIGNATURE X LTD. LIMITED PARTNERSHIP
                       Signature Inn Florence, Kentucky
                       Signature Inn Sharonville, Ohio





                                 SOLICITATION
                                     AND
                             INFORMATION STATEMENT
                                  REGARDING
                       PROPOSED SALE OF PARTNERSHIP ASSETS
                               AND OTHER MATTERS





         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
           PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION
        NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED
       IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.




                              August ______, 1996

                     SIGNATURE X LTD. LIMITED PARTNERSHIP
                       250 East 96th Street, Suite 450
                         Indianapolis, Indiana 46240
                          Telephone (317) 581-1111



                    SOLICITATION AND INFORMATION STATEMENT

                               August ___, 1996




                               I.  Introduction

     This Solicitation and Information Statement (the "Statement") and the enclosed form of Irrevocable Consent (the "Consent") are being mailed to limited partners (the "Limited Partners") of Signature X Ltd. Limited Partnership (the "Partnership") on or about August __, 1996, which date is more than 20 days before the "Deadline" for the return of the Consents, as established below. This Statement is being furnished in connection with the General Partner's solicitation of Consents in connection with the General Partner's proposals described below. A Limited Partner who executes and returns a Consent may not revoke, modify or renounce the consent at any time before February 28, 1997, which is the expiration date of the Consents.

     The entire cost of soliciting Consents will be borne by the Partnership. In addition to the use of the mails, Consents may be solicited by personal interview, telephone and facsimile transmission by directors, officers and employees of Signature Inns, Inc., the General Partner of the Partnership, without extra compensation. The Partnership also will furnish, upon request, a sufficient number of copies of this Statement to brokers, dealers, banks, voting trustees, custodians and nominees, if any, for delivery to the beneficiaries of units of limited partnership interest (the "Units"), and the Partnership will undertake to reimburse such persons for their actual and reasonable expenses incurred by such persons in forwarding consent material to beneficial owners of the Units.

     The General Partner has fixed the close of business on ___________, August _____, 1996, as the record date for the determination of Unit Holders entitled to receive this Statement and to give or withhold the Consent which accompanies this Statement. Only Unit Holders of record at the close of business on that date will be entitled to give or withhold a Consent. As of the record date, there were 364 Units of Limited Partnership Interest which were held by the Limited Partners of the Partnership. The Holders of a "majority" must provide their written Consents to the proposed transactions in order for them to be approved and effectuated. The General Partner of the Partnership owns ten (10) Units of Limited Partnership Interest. For the purpose of determining a "Majority Vote", the Units of Limited Partnership held by the General Partner shall not be considered "outstanding" and shall not be voted by the General Partner. Accordingly, the holders of 178 Units must provide their written consent to the proposed transactions in order for them to be approved.

     You are urged to read all sections of this Statement carefully. You are also urged to discuss the General Partner's proposals, as well as the information set forth in this Statement, with your tax consultant and with your other professional advisors. Following your review of this Statement and your discussions with your professional advisors, you are urged to sign the enclosed Irrevocable Consent of Limited Partner (yellow consent form) and return it to the General Partner in the enclosed, self-addressed, stamped
yellow envelope so that it is received no later than           September
_____, 1996 (the "Deadline"). In its discretion, the General Partner may extend the Deadline.

     The General Partner believes that the proposed transactions are fair to the Limited Partners, and that they represent an excellent opportunity for the Limited Partners of the Partnership to liquidate their investments in the Partnership at an appropriate time and at an acceptable price, for the reasons stated herein (particularly Section II hereof) and in the cover letter which accompanies this Statement.


                         II.  Special Factors

     Summary of the Proposals. In accordance with Sections 14.04 and 20.01 of the Signature X Ltd. Limited Partnership Amended Certificate and Agreement of Limited Partnership, as amended, (the "Partnership Agreement"), the General Partner of the Partnership is soliciting from the Limited Partners their written Consents to certain proposals of the General Partner. Specifically, the General Partner is proposing: (a) the sale by the Partnership to the General Partner of an undivided 85% interest (equal to the 85% interest of the
Limited Partners    in the Partnership    ) in the real estate, improvements,
furnishings, furniture, fixtures and other tangible and intangible personal property which comprise the Partnership's two Hotel Properties, as described in Section IV of this Statement (the "Sale"), and the distribution of 100% of the net proceeds of the Sale to the Limited Partners; (b) the adoption of certain Amendments to Articles VII and VIII of the Partnership Agreement, as described in Section V of this Statement, which amendments are necessary to accomplish the proposed transactions; and, (c) the dissolution, termination, liquidation and winding-up of the Partnership, as described in Section VI of this Statement and, in connection therewith, the distribution in kind of the
remaining 15% interest (equal to the 15% interest of the General Partner    in
the Partnership    ) in the Hotel Properties to the General Partner (the
"Proposals").     Currently, the Limited Partners own an 85% interest and the
General Partner owns a 15% interest in the Partnership.

     These transactions will result in a per Unit distribution to the Limited Partners of approximately $2,000, which includes (a) 100% of the net proceeds from the Sale of the undivided 85% interest in the Partnership's real estate to the General Partner and (b) 85% of the net operating assets which will be realized upon the winding-up of the Partnership. However, this number is an estimate, and the which ultimately will be distributed to the Limited Partners amount may be reduced or increased as a result of changes in closing adjustments, prorations and credits and increases/decreases in cash balances, pre-paid items, accounts receivable, trade accounts payable, mortgage balances and other cash and expense items over which neither the General Partner nor the Partnership will have any control. See Sections IV and VI of this Statement.

     Purposes, Alternatives, Reasons and Effects of the Proposed Transactions. The investment by the Limited Partners in the Partnership always has been and will continue to be illiquid. Currently, there is no ready market for the resale of Units of limited partnership interest, and it is not likely that a market for the Units ever will develop. Further, there are a number of restrictions on transferability of Units contained in the Partnership
Agreement.            A    bsent a liquidation of the Partnership through a
sale of all or substantially all of the Partnership's properties, Limited Partners' investment in the Partnership will remain illiquid. Accordingly, one of the primary purposes of the proposed transaction is to afford the Limited Partners the opportunity to "cash out" their investments in the Partnership through the Sale by the Partnership of its assets to the General Partner and the liquidation and winding-up of the Partnership.

        The General Partner has not considered any other alternative means to accomplish the "cash out" of the Limited Partners' investments in the Partnership other than the proposed Sale by the Partnership of its Hotel Properties to the General Partner, as described herein. Another possible alternative would be for the Partnership to sell its assets to an independent, third-party for cash or securities. The General Partner has not actively solicited the sale of the Partnership's assets to any other party because the General Partner believes that a sale to a third-party would not likely obtain any greater purchase price or other benefit for the Partnership and would be potentialy disruptive to the Partnership's business, since a sale to a third-party would necessarily entail: (a) the complication and costs of "re-flagging" (i.e. operating under a different name) the Hotel Properties;
(b) the uncertainty and expense of a lengthy due diligence period during which the third-party buyer would satisfy itself as to such matters as title, survey, environmental and labor; and (c) the possible involvement of a realtor with the consequence that a real estate commission may be paid, thereby reducing net cash proceeds to the Partnership.

     The General Partner believes that    occupancy     trends in the hotel
industry and    overall     values of hotel properties           have
increased steadily over the past few years    .  Accordingly, it is the
General Partner's belief that this may be an opportune time for the Limited Partners to liquidate their investments in the Partnership at an optimum
price.  With hotel prices    generally     increasing, and with supply of
hotel rooms more closely in balance with demand for those rooms, performances
of    many     individual properties        have improved, making them more
appealing to prospective purchasers, including the General Partner.

                 Because of the General Partner's dual role in the
transaction    , the proposed purchase of the Hotel Propert          ies
by the General Partner cannot be considered arms-length.     Also, the General
Partner is subject to a number of conflicts of interest in connection with the proposed transactions as described in Section IX of this Statement. The purchase prices to be paid by the General Partner for those properties are,
however, supported by written        appraisals by a nationally recognized,
qualified and independent appraisal firm. Further, the engagement by the General Partner on behalf of the Partnership of an independent, qualified legal counsel to represent the Partnership in reviewing the Asset Purchase
Agreement   s     also is designed to provide added assurance of the
          commercial reasonableness     of the proposed transaction   s     to
the Partnership and its Limited Partners. Finally, the fiduciary duty of the General Partner, as described in Section IX of this Statement, requires the General Partner to exercise the utmost good faith and fairness in its dealings with the Partnership.

     The General Partner believes that the proposed transactions serve its own
best interests, as well    as the best interests of the Limited Partners    .
Currently, the hotels which comprise the Signature Inn System are owned by a total of 21 legally distinct and separate entities, each of which is bound to the General Partner through an elaborate plan of partnership, management and franchise contracts and relationships. By eliminating this complicated and
cumbersome           system    , and by replacing it with a simplified,
unified company-owned hotel structure, the General Partner
          expects     to:

          (1)  Combine all           23     existing Signature Inn
     hotels into a single portfolio of hotels, the combined revenues of which will afford much greater income stability and income
     predictability than the current           system     of
     essentially "one-op" (i.e., single hotel) operating entities;

          (2) Achieve through this combination a greatly enhanced ability to obtain pools of financing from hotel lenders for
     new hotels and for refinancings of existing hotels       ,
     rather than single hotel loans on individual properties, as currently is the case;

          (3) Be able to retain earnings from hotel operations to fund future growth, rather than being required to pay all cash available for distribution to Partners under the current Partnership Agreements; and,

          (4) Increase value for its shareholders by reducing substantially the legal risks, liabilities and obligations
     which attend the General Partner's exercise of its    fiduciary
     and other     duties under the existing partnership, management
     and franchise system   , which include, among others, the duties
     to operate all aspects of the Partnerships' businesses, periodically provide reports to a total of approximately 1,857 limited partners, file tax returns and statements on behalf of the partnerships, obtain insurance coverages on the partnerships' properties, account for and distribute cash to the limited partners, and hire, train and supervise the Partnerships'
     approximate 700 employees    .

     Accordingly, the General Partner believes that the proposed
transaction   s     will provide substantial benefits        to           each
of its     affiliated limited partnerships and their limited partners and to
the General Partner and its shareholders   , as well    .

     Thus, the ultimate goal and effect of the proposed transactions between the General Partner and its affiliated limited partnerships, including the Partnership, is to: (a) allow all limited partners to liquidate their
investments in the affiliated partnerships           at     values of the
various hotel properties which equal or, in some cases, exceed, the fair market value of those properties as established by an independent, qualified appraiser; (b) place the fee simple ownership and complete operations of all of the existing Signature Inn hotels within the General Partner, thereby eliminating, entirely, the current system of affiliated partnerships, management contracts and franchise relationships, with a view to enhancing the value and prospects of the General Partner; and, (c) accomplishing the goals of (a) and (b) in a manner which is least disruptive to the current business, operations, value and prospects of the affiliated partnerships and the General
Partner.  The specific federal tax consequences to        the Partnership
resulting from the proposed transactions           are     described under
Section X of this Statement.

     The primary detriment to the Limited Partners which will result from the consummation of the proposed transactions, as pointed out in Section IX of this Statement, is that the Limited Partners will no longer share in any future income, distributions and credits or any other benefits to be generated by the future operations of the Partnership's Hotel Properties. Also, the Limited Partners will not share in any future increases, if any, in the values of the Hotel Properties. However, the Partnership's ability to produce future income, distributions and credits and other benefits to the Limited Partners is subject to the same competitive factors and vagaries of the market place as were described in the prospectus pursuant to which the Units were sold to the
Limited Partners.     Those factors include, among other things,
cyclical-overbuilding in the lodging industry, varying levels of demand for rooms and related services, adverse affects of general and local economic conditions, changes in local market conditions, over-supply or a reduction in demand for hotel rooms, changes in travel patterns, changes in governmental regulations that influence or determine wages, prices or construction costs, changes in interest rates and the availability of credit and changes in real estate taxes and other operating expenses. In addition, hotels are capital intensive and, in order to remain competitive, facilities must be constantly maintained, modernized and refurbished on an ongoing basis at substantial costs. Hotel businesses are also subject to inflationary pressures, seasonality of demand and energy and environmental factors relating to real estate ownership generally. The operation of hotels is highly competitive, and Signature Inn hotels compete with other hotels of varying quality and size, including hotels which are a part of a national or regional chain and which may have available to them greater financial resources than the General
Partners.      Moreover, there can no assurance that the values of hotel
properties (including the Partnership's Hotel Properties) will not
decrease       .

     Source and Amounts of Funds or Other Consideration.  The General Partner
intends to fund its proposed acquisition of the    Partnership's     Hotel
Properties    and the hotel properties of            its other affiliated
limited partnership entities through an equity offering/placement and through the assumption by the General Partner of the current first mortgage
indebtedness on those properties.  The total equity funds    which will be
required to acquire the Hotel Properties owned by the Partnership will be approximately $420,000, and approximately $4,450,000 of mortgage indebtedness will be assumed by the General Partner. The balance of the purchase price represents the amount of the value of the General Partner's interest in the Partnership and debt forgiveness by the General Partner. The General Partner's ability to obtain both equity and debt financing of the acquisitions are conditions precedent to the General Partner's obligation to acquire the properties. As a result, if the General Partner is unable to obtain equity financing and debt assumptions sufficient to allow it to acquire the hotel properties, the proposals will be withdrawn and the proposed acquisitions terminated.

     The Partnership will incur certain expenses in connection with the proposed transactions. An itemized list of those expenses is as follows:

          (a)  Appraisal Fees                 $10,000
          (b)  Legal Fees                       1,000
          (c)  Proxy Statement and
               Schedule 13E-3 Filing Fees       1,332
          (d)  Printing, Mailing and
               Other Solicitation Expenses      3,000
                                              -------

               Total:                         $15,332
                                              -------
                                              -------

In addition to the foregoing direct costs and expenses to the Partnership resulting from the proposed transactions, the Partnership will incur the
adjustments, prorations and charges described under Sections V   I     and VII
of this Statement in connection with the closing of the Sale and the winding-up and liquidation of the Partnership.

     Fairness of the Transaction. The General Partner reasonably believes that the proposed transactions are fair to the Limited Partners of the
Partnership.  The    entire nine-member     Board of Directors of the General
Partner    (five of whom are outside, non-employee directors)     voted
unanimously in favor of approving the proposed transactions from the standpoint both of the General Partner and the Partnership.

     The material factors upon which the General Partner's belief is
based   ,            the weight, if any, assigned to each factor by the
General Partner    and whether the factor supports the General Partner's
belief as to fairness     are as follows:

          (1) Net Book Value of Hotel Properties. The Partnership's cost basis for the property and equipment which comprise its two Hotel Properties totaled $10,876,853, as of June 30, 1996. After deducting accumulated depreciation through that date, the depreciated, net book value of the Partnership's two Hotel Properties totaled $7,685,274.
     All items of property and equipment are recorded on the Partnership's balance sheets at cost and include assets leased under non-cancelable agreements and construction loan interest and fees. Depreciation is determined on the straight-line basis over the estimated useful lives of the related assets. Because net book value of the Partnership's Hotel Properties has little relationship to the current fair market values of those properties, the net book value of the Hotel Properties neither supports nor fails to support the General Partner's belief as to fairness, and the General Partner attaches no weight to that factor.

               (2)  Appraised Values of Hotel Properties.  On
     March 11, 1996, USRC Realty Consultants, Inc., a nationally recognized, qualified and independent appraisal firm, issued two separate reports which estimated the fair market values on a going concern basis of the Partnership's Florence,
     Kentucky Hotel Property at $3,800,000 and the fair market
     value on a going concern basis of the Partnership's Sharonville, Ohio Hotel Property at $3,300,000, for an aggregate appraised
     value of $7,100,000.      The   se     appraisals of the
     Partnership's Hotel Properties by an independent, qualified appraiser, which analyzed all appropriate data and which estimated the fair market value of the Hotel Properties based upon the Income Capitalization Approach and the Sales Comparison
     Approach    (which approaches are described in Section XV),
     completely support the General Partner's belief as to fairness, and they provide the most substantial weight and basis upon which the General Partner is relying to ensure that fairness.
     They     are intended by the General Partner to constitute the
     primary assurance to the Limited Partners that the prices proposed by the General Partner to be paid for the Partnership's Hotel Properties represent the true, fair market values of those properties. See Section XV for a complete discussion of the USRC appraisal reports, summaries of which are also attached to this Statement as Exhibits C and D.

          (3) Going Concern or Liquidation Values.B The USRC appraisal reports described under subparagraph (2) above are based upon going concern, rather than liquidation, values of the assets. As stated in the appraisal reports, the appraiser's opinion is based upon "the market value of the fee simple interest of the going concern" in the Hotel Properties, as of February 28, 1996. Basing the value of the Hotel Properties on a going concern basis, rather than the liquidation basis, supports the General Partner's belief as to fairness, although the weight assigned to this factor is subsumed within the weight assigned to the appraisal reports, themselves.

          (4) Current and Historical Market Prices. As a part of its appraisal process, USRC reviewed the comparable selling prices of a total of 63 sales of limited service hotels in the Mid-Western, Middle-Atlantic, Southern and New England regions of the United States. The data was verified by USRC through sources deemed to be reliable, and using commonly accepted appraisal methodology. USRC incorporated in its written appraisals tables entitled "Summary of Improved Sale Comparables
     - Select Nationwide Limited - Service Hotels," which listed the names, locations, dates of sale, ages, sales prices, number of rooms, sales price per room and occupancy, ADR and REVPAR information for each of those 63 hotels. All of this information was utilized by USRC in making its determination of value. Nonetheless, as pointed out in the appraisal reports, USRC's analysis made comparisons of the transactions primarily upon economic lines, rather than on the lines of comparable sale prices. In the opinion of the appraiser, a buyer's criteria for the purchase of a hotel property is predicated primarily on the property's income characteristics. The comparable sales indicated a range of price per room which provided an indication of value for the Partnership's Hotel Properties. This information, together with other analyses, were used as a part of the appraiser's Sales Comparison Approach. The appraiser placed less weight on this approach due to the lack of recent truly comparable sales in the market. However, the conclusions reached by the appraiser via this approach supported the appraiser's conclusions as to value based upon the Income Capitalization Approach.

               (5)  Independent Counsel.      The planned engagement
     by the General Partner on behalf of the    Limited Partners of
     the     Partnership of an independent, qualified attorney to
     represent the    Limited Partners of the     Partnership in
     connection with the execution of the Asset Purchase Agreement   s
     by reviewing the commercial reasonableness of the terms (other
     than    assets purchased and     price) of that agreement is
     also intended by the General Partner to provide additional
     assurance of the           commercial reasonableness     of
     the transactions to the Partnership and its Limited Partners.
         Although a draft of an Asset Purchase Agreement has been prepared by counsel to the General Partner (the general terms of which are described below), the independent counsel to the Limited Partners will review that draft of Asset Purchase Agreement in its entirety, prior to its execution by the Partnership, and such independent counsel will have the opportunity to negotiate on behalf of the Limited Partners all terms of the purchase, except for the description of the assets to be purchased and the purchase prices established therefore, both of which terms are a function of the appraisal reports. It is not currently contemplated that the independent counsel will prepare and issue a report to the Limited Partners in relation to the commercial reasonableness of the terms (other than assets purchased and price) of the Asset Purchase Agreements.

                    (6)  Industry Data.      According to
        Smith Travel Research, industry-wide     hotel occupancy
     rates, average daily room rates, revenue per available room, gross operating profit and net income levels, as well as the market value of hotel properties, have been increasing during the past several years. As a result, the General Partner believes that the economic and market conditions in the hotel industry favor the sale of the Partnership's
     properties    to the General Partner     at this time   ,
     and that these conditions provide additional assurance of fairness.

          (7) Competitive Bids. The General Partner has not received any offer by any unaffiliated person during the preceeding 18 months for (a) the merger or consolidation of the Partnership into or with any such person, (b) the sale or transfer of all or any substantial part of the Partnership's Hotel Properties to such other person, or (c) the sale or other transfer of all or any part of the Limited Partnership interests of the Partnership to such other person.

     The foregoing material factors supporting the General Partner's belief as to fairness should not be considered separately, but rather as an overall program. Current and historical sales prices of comparable properties were considered by USRC in arriving at the appraised values. Net book value of the Partnership's Hotel Properties had little significance to the determination of those values. The appraiser determined that the Income Capitalization Approach was the best indicator of value on a going concern basis, although the other approaches described under Section XV of this Statement were utilized by the appraiser to provide additional support for its conclusions as to value.

     The Purchase Price and Appraisal. The purchase price to be paid by the General Partner for the 85% undivided fractional interest in the Hotel Properties will be $6,035,000, which equals 85% of the $7,100,000, appraised fair market value of the Hotel Properties, as supported by appraisals as of
February 28 and 29, 1996.  The appraisal   s               were     performed
by USRC Realty Consultants, Inc. of Columbus, Ohio, an independent, experienced and qualified real estate and hotel appraiser. A description of the experience, qualifications and independence of the appraiser and a Summary of the Complete Appraisal Reports, as well as other information, is set forth
in Section XV and in Exhibits C and D of this Statement.            All
appraisal reports shall be made available for inspection and copying at the principal executive offices of the General Partner at 250 E. 96th Street, Suite 450 Indianapolis, Indiana 46240 during its regular business hours by any interested Limited Partner or his representative who has been so designated in writing. A copy of any such appraisal reports will be transmitted by the General Partner to any interested Limited Partner or his representative who has been so designated in writing upon written request and at the expense of the requesting Limited Partner.

     Limited Partner Consents. Under Article XIV of the Partnership Agreement, the Limited Partners are granted the exclusive right by "Majority Vote" and without concurrence of the General Partner to, among other things, approve or disapprove the Sale of the Partnership's Hotel Properties. Under
Section 1.25 of the Partnership Agreement, the term "Majority Vote" is defined as the "affirmative vote or written consent of Limited Partners then owning of record more than 50% of the outstanding Units of the Partnership." Accordingly, whether or not the General Partner favors or opposes a proposed sale of the Partnership's Hotel Properties is not determinative, since the
General Partner's concurrence is not required.     For the purpose of these
transactions, the General Partner has agreed not to vote the     Units of
limited partnership interest           which it holds, if any    .

     The Partnership currently has 364 Units of limited partnership interest, which are held by its Limited Partners, including 10 which are held by the General Partner. Because the 10 Units held by the General Partner will not be considered "outstanding" for the purpose of determining a "Majority Vote", the holders of 178 Units must provide their written consent to the proposed transactions in order for those transactions to be approved. The General Partner shall not vote its 10 Units of Limited Partnership Interest.

     Amendments to Partnership Agreement. In connection with the approval of the Sale of the Partnership's Hotel Properties to the General Partner, it will be necessary to amend certain subparagraphs of Articles VII and VIII of the Partnership Agreement in order to allow the allocation of 100% of the income and the distribution of 100% of the cash proceeds of the Sale to the Limited Partners, as a group, and the distribution in kind of the remaining 15% undivided interest in the Hotel Properties to the General Partner. Accordingly, at the conclusion of the transactions, the Limited Partners will receive 100% of the cash proceeds of the Sale, and the General Partner will receive 100% of the Hotel Properties. The Sale is being structured in this two-step manner in order to provide certain tax advantages to the General Partner, but without prejudice to the tax considerations of the Limited Partners. As with the Sale transaction, the written consent of the holders of a majority of Units is necessary to approve the amendments to the Partnership
Agreement.   Copies of the proposed amendments to the Partnership Agreement and copies of the consent resolutions adopting those amendments are attached as Exhibits E and F to this Statement.

     Dissolution of Partnership. Assuming that the conditions to closing set forth in the Asset Purchase Agreement are satisfied and that the Sale transaction is completed, the Partnership will be dissolved in accordance with
Section 18.01(e) of the Partnership Agreement and liquidated in accordance with Article XIX of the Partnership Agreement. However, the General Partner, in its discretion, may elect not to close the Sale transaction in the event that: (a) the General Partner is unable to obtain required financing with which to complete the Sale; (b) the General Partner is unable to obtain the consents of the mortgage lenders to the assumption by the General Partner of the mortgage indebtedness on the Partnership's Hotel Properties; (c) the holders of a majority of the Units of limited partnership interest in the Partnership fail to approve the transactions by timely supplying their written
Consents; or, (d) the General Partner is unable to complete        its
       proposed transactions with    any of the     other        affiliated
partnerships. In any such event, the Asset Purchase Agreements will be canceled, and the Partnership will continue to own and operate the Hotel Properties as it has done in the past.

     General Partner Duties and Conflicts. The duties of the General Partner, as well as certain conflicts of interest between the General Partner and the Partnership, in connection with the Proposals as well as certain risk factors, are described in Section IX of this Statement.

     Cash Payments and Tax Consequences.            I    f the Proposals are
approved and the transactions closed and consummated, you will receive
          $2,000 per each Unit of Limited Partnership    .  The overall
economic benefits of the proposed transactions to the General and Limited Partners are described later in Section VII under the heading "Summary of Estimated Benefits from Sale of Property and Liquidation of Partnership". Also, the federal tax consequences of the proposed transactions are generally described later in Section X. Finally, certain historical financial
information is set forth in the    Amended     Form        10-KSB
   Report     and    Form     10-QSB Report           and June 30, 1996
Financial Statements     which are attached to this Statement as Exhibits A, B
   and H    .


                   III.  Description of Partnership Business

     The Partnership was originally organized pursuant to a Certificate and Agreement of Limited Partnership dated September 19, 1986, which was filed for record with the Recorder's Office of Marion County, Indiana, (the "Recorder") on September 19, 1986, in accordance with the Indiana Uniform Limited Partnership Act ("ULPA") (I.C. Section 23-4-2-1 et seq.). On April 15, 1988, an Amended Certificate and Agreement of Limited Partnership was executed by and between the General Partner and the Limited Partners, which was filed for record with the Recorder on April 15, 1988. On June 15, 1988, a second Amended Certificate and Agreement of Limited Partnership was executed by and between the General Partner and the Limited Partners, which was filed for record with the Recorder on June 15, 1988. On July 1, 1988, the Partnership filed a Certificate of Limited Partnership under the Revised Uniform Limited Partnership Act ("INRULPA"), thereby electing to be governed under the provisions of INRULPA. As a result, effective on July 1, 1988, the Partnership became a partnership governed by INRULPA rather than by the ULPA.

     Subsequent to its organization, the Partnership commenced a Securities and Exchange Commission ("SEC") registered, public offering of Units of limited partnership interest (the "Units") at $10,000 per Unit, with a minimum subscription of one-half Unit pursuant to a Registration Statement which originally became effective on May 29, 1987. The offering was concluded in October, 1988, and a total of 364 Units, aggregating $3,640,000, was sold in the offering to 386 purchasers who became the limited partners of the Partnership. Signature Inns, Inc., in its capacity as General Partner, contributed $404,445 as its capital contribution to the Partnership. In addition, to its capital contribution in its capacity as a General Partner, Signature Inns, Inc. acquired 10 Units in the offering at the same price and on the same terms as paid by all other investors in the offering.

     The business of the Partnership currently consists exclusively of the ownership and operation of two Signature Inn hotels located in Florence, Kentucky, and Sharonville, Ohio (on the north side of the Cincinnati metropolitan area) (the "Hotel Properties"). A listing of these hotels, the number of rooms, location and opening dates is as follows:


       Location of Hotel        Number of Rooms    Opening Date
       -----------------        ---------------    ------------

       I-75/71 & Turfway Road       125              07/14/87
         Florence, Kentucky

       I-75 & Sharon Road           130              09/08/87
         Sharonville, Ohio


     Each of the foregoing properties is operated as a franchisee of the General Partner. The Partnership has entered into a standard Signature Inn Individual Hotel License Agreement (the "Franchise Agreement") with the General Partner with respect to each of the Hotel Properties. By the terms of those Franchise Agreements, the Partnership pays to the General Partner monthly franchise fees (i.e., royalties) equal to 4% of the gross receipts of each of the Partnership's two hotels, and, in addition, contributes an additional 3.5% of gross receipts to advertising and reservation funds administered by the General Partner to fund cooperative advertising programs and a reservation system. The terms of each of the Franchise Agreements is 10 years, with each expiring in December, 2003. The Partnership has an option to renew each of those agreements for an additional term of 5 years. Under the franchise agreements, the Partnership is authorized to use the name "Signature Inn," as well as other trademarks and logos associated with the Signature system, and the General Partner provides a multitude of services in relation to that system.

     Each of the Partnership's hotels is managed by the General Partner pursuant to a Management Agreement entered into between the Partnership and the General Partner. Under the Management Agreements, the General Partner establishes policies for the Partnership's employees having direct responsibility for the hotel's operation. In addition, the General Partner establishes room rates, directs the promotional activity of the Partnership's employees, supervises the purchase and replacement of equipment and supplies, supervises maintenance activities and selects vendors, suppliers and independent contractors. In addition, the General Partner performs all bookkeeping and administrative duties in connection with each of the Hotel Properties and administers payments and reports to the Limited Partners. The Partnership is required to pay to the General Partner, as compensation for its management services, an amount equal to 5% of the gross receipts per month for each of the Hotel Properties. This compensation is in addition to the cost of compensating the Partnership's own employees and the costs of goods and services acquired by the Partnership from independent contractors. However, the management fee covers all of the General Partner's overhead for which there is no separate charge. The terms of the management agreements both expire in July, 1999.

     A mortgage loan of $2,730,000 at December 31, 1995, relating to industrial revenue bonds issued by the City of Florence, Kentucky, is secured by the Florence hotel and includes various principal amounts which bear interest at an effective rate of 9.75% and mature serially to 2016. The bond indenture requires the maintenance of a debt service fund of $225,000 before distributions can be made to the partners. Withdrawals from the fund are permitted for working capital and other operating needs.

     A mortgage loan of $2,504,869 at December 31, 1995, is secured by the Sharonville hotel and is payable in monthly installments of $23,503, including interest at 10.0%. The interest rate and monthly installments are adjustable at three-year intervals to 3.75% above the three-year U.S. Treasury Constant Maturity rate, based on maturity in 2018. The interest rate is not to exceed 15% through maturity in 1998, or be less than 10%.

     The Partnership's note payable to the General Partner in the amount of
$          2,577,361     is non-interest bearing and repayments are dependent
on future annual cash flows of the Partnership. The note matures in 2004 and requires annual principal payments equal to 50% of defined available cash flow but not in excess of $237,736. In connection with the Sale, a total of
   approximately     $1,297,833 will be paid to the General Partner in full
settlement and satisfaction of the Note, and the $1,279,228    remaining
balance will be forgiven.

     Additional information concerning the Partnership's business is set forth under Part I, Item 1, entitled "Business of Signature X Ltd. Limited
Partnership," of the    Amended     Form 10-KSB        Report, which is
attached to this statement as Exhibit A.

              IV. The Proposed Sale/Purchase Transaction Between the Partnership, as Seller, and Signature Inns, Inc., as Buyer

     Introduction. The General Partner intends to acquire 100% of the Partnership's Hotel Properties, which, as of February 29, 1996, had a combined appraised value of $7,100,000. However, the acquisition will be accomplished in two parts. Part one will involve a sale of a portion of the Hotel Properties to the General Partner, and the second part will involve a liquidating distribution of the remaining portion of the Hotel Properties to the General Partner.

     First, the Partnership will sell and the General Partner will purchase an undivided 85% interest (the "Initial Interest") in all of the real estate, improvements, fixtures, furnishings, furniture, equipment and all other tangible and intangible personal property which comprise the Partnership's Hotel Properties (the "Sale"). For the Initial Interest, the General Partner will pay to the Partnership a purchase price of $6,035,000 (i.e. 85% of the $7,100,000 appraised value), of which: (1) approximately $65,000 will be deducted to defray 85% of the anticipated property tax prorations and closing costs; (2) approximately $420,000 will be paid in cash at the time of closing;(3) approximately $4,450,000 will be paid through the assumption by the General Partner of a portion of the mortgage indebtedness owed by the Partnership as of the date of closing; and, (4) approximately $1,100,000 will be applied against the note payable to the General Partner.

     The entire net cash proceeds of the Sale will be distributed to the Limited Partners, as a group. The General Partner will receive a portion of those proceeds for the 10 Units which it holds. As the second part of the transaction, the General Partner will receive a liquidating distribution of the remaining undivided 15% interest (the "Remaining Interest") in the Hotel Properties at the time of the dissolution of the Partnership (the "Distribution In-kind").

     The net result of the Sale and the Distribution In-kind will be to allocate to the Limited Partners, as a group, 100% of the net cash proceeds of the Sale (i.e. 85% of the value of the Hotel Properties) for their 85% partnership interest in the Partnership and to distribute in-kind to the General Partner the 15% Remaining Interest in the Hotel Properties in liquidation of the General Partner's 15% interest in the Partnership.

     The transaction is being structured in this manner in order to provide certain tax advantages to the General Partner. The Limited Partners will not be prejudiced by this two part structure, however, since they will receive the same share of cash and the same tax consequences as they would have received had the entire transaction been structured as an outright purchase by the General Partner of 100% of the Partnership's Hotel Properties.

     Assuming that Limited Partners holding the required number of Units consent to these transactions, the Partnership, as seller, and the General Partner, as buyer, will immediately enter into a written Asset Purchase
Agreement   s     (the "Purchase Agreement   s    ").     However, the
Purchase Agreements will not be executed until the independent counsel retained on behalf of the Limited Partners reviews the drafts of Purchase Agreements and negotiates with the General Partner the final terms thereof. All terms of the Purchase Agreements will be negotiable except for the description of the assets to be purchased and the purchase prices to be paid.
Upon execution,     the Purchase Agreement   s     shall constitute
       legally binding obligation   s     of both the Partnership to sell and
the General Partner to purchase the Initial Interest in the Hotel Properties. However, the General Partner's obligations under the Purchase
Agreement   s     shall be conditioned upon the satisfaction of several
conditions precedent to closing, which are described below. Each of these conditions must be satisfied or, in the discretion of the General Partner, waived on or before February 28, 1997.

     If those conditions are not satisfied or waived on or before that date,
the Purchase Agreement   s     will be terminated and canceled, and the
proposed transactions will not occur.

        The remainder of t    his Section IV to the Statement is devoted to an
explanation of some of the terms of the Purchase Agreement   s    .  The
description includes a brief discussion of the general terms of the Purchase
Agreement   s    , the adjustments, prorations and credits which will be made in connection with the Sale, the conditions precedent to closing, the closing procedures and the distribution of net sale proceeds to the Limited Partners. However, this is a summary only of some of the terms of the Purchase
Agreement   s     and, accordingly, does not describe all of the terms of
          these     Agreement   s    .  Upon request, Limited Partners may
inspect the actual form of the Purchase Agreement   s     which will be
executed by and between the Partnership and the General Partner following
receipt of the Limited Partners' written consent    and after review by the
independent counsel representing the Limited Partners    .  Inspection may be
made at the corporate offices of the General Partner at 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240.

         General Terms of the Purchase Agreement   s

     Description of Property to be Sold. The Initial Interest to be purchased by the General Partner will be equal to an undivided 85% interest in all of the real and personal property comprising the Hotel Properties, consisting of:
(1) real estate; (2) all improvements constructed on the real estate; (3) all furniture, furnishings, fixtures, equipment and other tangible personal property owned by the Partnership and located on or used in connection with the operation or maintenance of the Hotel Properties; (4) all of the Partnership's interests in all equipment leases and contracts relating to the ownership, maintenance, use or operation of the Hotel Properties; (5) all of the Partnership's interests in room rental and other lease agreements (if any); and (6) all of the Partnership's rights, title and interest in and to all intangible personal property used in connection with the Hotel Properties, including all books and records, plans and specifications, drawings, reports, rights, guarantees, licenses, permits and warranties.

     Purchase Price and Payment. For the Initial Interest, the General Partner will pay to the Partnership a Purchase Price of $6,035,000 (i.e. 85% of the $7,100,000 appraised value). Of that amount: approximately $65,000 will be deducted to defray 85% of tax prorations and closing costs;

approximately $420,000 will be paid in cash at the time of closing, approximately $4,450,000 will be paid through the assumption by the General Partner of a portion of certain mortgage indebtedness owed by the Partnership to its mortgage lenders as of the date of closing, and approximately $1,100,000 will be applied against the Note payable to the General Partner. The Purchase Price will be subject to certain adjustments, prorations and credits, as described below. A $2,500 earnest money deposit (the "Earnest Money") will be required to be paid by the General Partner at the time of the signing of the Purchase Agreement. In the event the Purchase Agreement expires or is terminated by the General Partner, the Earnest Money will be paid to the Partnership in consideration for its agreement to allow the General Partner until February 28, 1997, in which to satisfy the conditions precedent to Closing.

     Date of Closing. The Closing of the Sale shall take place on or before February 28, 1997. It can be expected that Closing of the Sale, the distributions of cash and the Remainder Interest and dissolution of the Partnership will occur simultaneously.

     Real Estate Commissions. Payment of commissions to a real estate broker in the range of from 3% to 5% of the purchase price for a property is normal and customary in commercial real estate transactions. Because the General Partner is the buyer, however, no real estate commission, finders fee or similar compensation will be paid by the Partnership or the General Partner to any person in connection with the Sale. Therefore, the net proceeds to be realized by the Partnership will be greater than they would have been in a brokered sale.

     Title Insurance, Survey and Environmental Matters. The Partnership will be required to furnish to the General Partner, at the Partnership's expense, a commitment (the "Title Commitment") to issue an owner's policy of title insurance insuring fee simple title to the Hotel Properties in the name of the General Partner upon delivery of a limited warranty deed from the Partnership to the General Partner. The Title Commitment shall set forth the state of title to the real estate together with all exceptions or conditions to such title, including, but not limited to, all easements, restrictions, rights-of-way, covenants, reservations and all other encumbrances affecting the real estate which would appear in an owner's policy of title insurance issued pursuant to the Title Commitment. The Title Commitment will contain the commitment of the title Company to insure such title in the General Partner for the full amount of the appraised value of the Hotel Properties, and will contain the further agreement of the title company to insure access from the real estate to a dedicated public right-of-way which is contiguous to the boundary of the real estate, a 3.0 zoning endorsement certifying that the real estate is zoned under the zoning ordinance of the zoning jurisdiction in which the real estate is located to permit the use of the real property as a hotel.

     The Partnership shall also be required to furnish the General Partner, at the Partnership's expense, a boundary survey of the real estate prepared by a surveyor or engineer who is licensed by the appropriate governmental authorities of the state in which the real estate is located and who is acceptable to the General Partner. The Survey shall be prepared in accordance with Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by ALTA and ACSM in 1992, and shall certify that the real estate is not located within a Special Flood Hazard Area. The Survey shall be certified to the Partnership, the General Partner, and such other parties as the General Partner may request.


                                     18-

     It is customary in real estate transactions such as the Sale for an environmental survey to be provided to the purchaser. Because the General Partner was involved in the original purchase of the real estate and the construction of the Hotel and has managed the Hotel Properties continuously since then, no environmental survey is being required by the General Partner in connection with the Sale. The waiver by the General Partner of an environmental survey is a benefit to the Partnership and the Limited Partners.

     Covenants, Representations and Warranties. The Purchase Agreement will require the General Partner and the Partnership, at all times between the signing of the Purchase Agreement and Closing: (1) not to enter into any new undertakings or agreements relating to the management, financing or maintenance of the Hotel Properties, other than in the ordinary course of business; (2) to continue to operate and maintain the Hotel Properties in the same manner that the Partnership has operated and maintained the Hotel Properties during its ownership, and to continue complying with all provisions of the service contracts and other agreements to which they are parties, and to continue compliance with all applicable laws, ordinances, rules and regulations to which the Partnership or the Hotel Properties is subject; (3) to maintain all insurance on the Hotel Properties; (4) not to remove any personal property from the Hotel Properties unless such personal property is replaced with property of like kind and like value; (5) not to enter into any agreement granting to any other party the right to purchase the Hotel Properties or to alienate, lien, encumber or otherwise transfer any portion of the Hotel Properties or any interest therein.

     The Partnership and the General Partner will make the following representations and warranties to each other in the Purchase Agreement: (1) that they are duly organized and validly existing under the laws of Indiana;
(2) that they have the power and authority to enter into the Purchase Agreement and that all necessary action has been taken to authorize their respective executions and performance of the Purchase Agreement and the consummation of the transactions contemplated therein; (3) that the Partnership owns good, marketable and indefeasible fee simple title to the Hotel Properties free and clear of all liens, encumbrances, security interests and other defects in title other than permitted exceptions; and; (4) that the Partnership owns good and marketable title to the personal property free and clear of all liens, encumbrances security interests and other defects in title other than permitted exceptions.

     The General Partner will not assume any indebtedness, obligations, commitments or liabilities of the Partnership relating to the Hotel Properties imposed under any law relating to the environment, health or safety, and arising out of any act, event or condition occurring or existing prior to the Closing. Although customary in transactions such as the Sale, the Partnership will not be required to make any representations or warranties regarding environmental matters. The waiver by the General Partner of any requirement that the Partnership make environmental warranties and representations is a benefit to the Partnership.

     Agreement Regarding Employees. The Partnership will take all action as is necessary to terminate the employment of all Partnership employees as of the Closing Date. The General Partner will take all action as is necessary to employ all Partnership employees as of the Closing Date in the positions and with the compensation and benefits equivalent to those employees' employment with the Partnership. The General Manager and Assistant General Manager currently already are employees of the General Partner.


                                     19-

     Closing Costs. The Partnership and the General Partner each shall be responsible for their respective costs and expenses (including attorneys fees) incurred in connection with the execution of the Purchase Agreement and the closing of the transactions contemplated therein.

     Default and Remedies. If the General Partner fails to perform any of its obligations under the Purchase Agreement, or fails to keep or observe any other covenant, agreement or obligation to be kept or observed by the General Partner under the Purchase Agreement and does not cure such failure prior to Closing, then the Partnership shall have the right to terminate the Purchase Agreement in which event the Earnest Money shall be paid to the Partnership and the Partnership may pursue any and all other rights available at law or in equity. If the Partnership fails to perform any of its obligations under the Purchase Agreement, or the Partnership fails to keep or perform any other covenant, agreement or obligation to be kept or performed by the Partnership under the Purchase Agreement and does not cure such failure prior to the Closing then the General Partner may terminate the Purchase Agreement or the General Partner may enforce specific performance of the Purchase Agreement.
If the Purchase Agreement is terminated for cause by the General Partner, the Earnest Money shall be immediately returned to the General Partner.

     Separate Legal Representation. Upon approval of the Proposals by the Limited Partners of the Partnership, the General Partner shall select and
engage on behalf of the           Limited Partners     independent legal
counsel to represent the           Limited Partners     with respect to the
terms (other than    assets to be purchased and     price) of the Purchase
Agreements and related documents and the consummation of the transactions contemplated therein.

     Conditions Precedent to Closing. The obligation of the General Partner to consummate the Sale will be, at the General Partner's option, subject to the occurrence of the following events prior to February 28, 1997:

          Financing Condition. The General Partner shall have obtained financing in amounts and subject to terms satisfactory to the General Partner in its sole discretion, including, but not limited to, the satisfactory completion of a public offering of the General Partner's common stock.

          Lender and Other Consents.  The Partnership shall have
     received consents of all third parties necessary to consummate
     the Proposals and the transaction   s    , including, but not
     limited to consents from mortgage lenders.

          Limited Partnership Approval by Majority Vote. The Sale shall have received the consent of the holders of a majority of the Units of limited partnership interests in the Partnership in accordance with the Partnership Agreement and applicable law.

          Closings of Other Transactions With Related, Affiliated Partnerships. The General Partner shall have obtained the approval of the limited partners holding a majority of units of limited partnership interests of Signature I, II, III, IV, V, VI, VII, VIII, IX, XI, XII, XIV, XVII, XXI, Northwestern, Southport, Elkhart, Normal/Peoria and Knoxville, Ltd. Limited Partnerships to the sale of the respective hotel properties owned by those partnerships to the General Partner in accordance with asset purchase agreements similar to the Purchase Agreements, and the General Partner shall have satisfied or waived all conditions to closing of each of those asset purchase agreements, subject to the General Partner's right, in its discretion, to waive this condition with respect to the acquisition of one or more of the other affiliated partnership properties.

     Adjustments, Prorations and Credits. Set forth below are certain items to be adjusted, prorated or credited between the Partnership and the General Partner at Closing. All credits to the General Partner from the Closing adjustments and prorations described herein shall reduce the cash payable at Closing, and all credits to the Partnership from the Closing adjustments and prorations described herein shall increase the cash payable at Closing.

     For purposes of this discussion, it is assumed that the Sale and the Distribution In-kind will occur on the same day.

     Taxes and Assessments. All real estate and personal property taxes assessed against the Hotel Properties for years prior to the year of the Closing and all penalties and interest thereon shall be paid by the Partnership. All real estate and personal property taxes assessed against the Hotel Properties for the year of the Closing shall be prorated between the Partnership and the General Partner as of the Closing Date on the basis of the exact number of days each will own the Hotel Properties.

     Utilities. Water, electricity, sewer, gas, cable television, telephone and other utility charges shall be prorated based, to the extent practicable, on final meter readings and final invoices, and on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date. The Partnership shall be responsible for all such charges for the periods prior to the Closing Date. The General Partnership shall be responsible for such charges for the period on and after the Closing Date.

     Accounts Payable. Accounts payable accrued prior to the Closing Date shall be the responsibility of the Partnership. The General Partner shall be responsible for all accounts payable accruing on and after the Closing Date.

     Guest Advance Deposits. The liability for all unearned guest advance deposits (if any) on the books of the Partnership on the Closing Date shall be assumed by the General Partner and shall be credited against payment of the Purchase Price.

     Accrued Payroll and Employee Expenses. To the extent practicable, all accrued but unpaid employee salaries and benefits and all accrued but unpaid payroll, F.I.C.A., employee benefit and other employee-related taxes ("Employees Costs") due and payable for the period prior to the Closing Date shall be paid by the Partnership in full at or prior to Closing without proration or contribution from the General Partner. The General Partner shall assume and receive credit against payment of the Purchase Price for all accrued Employees Costs prior to Closing which are not paid on or before Closing. The General Partner shall be responsible for all Employee Costs accruing on and after Closing.

     Sales/Lodging Taxes. All sales and/or lodging taxes applicable to guest room rental charges or public room rental charges accruing prior to the Closing Date shall be the responsibility of the Partnership. The General Partner shall be responsible for such taxes accruing on or after the Closing Date.

     Prepaid Insurance. Any amounts of prepaid insurance on the books of the Partnership as of the Closing Date representing payments for insurance coverage for any period subsequent to the Closing Date shall be credited to the Partnership and paid at Closing.

     Accounts Receivable. All accounts receivable accruing prior to the Closing Date shall remain the sole property of the Partnership, and the General Partner shall have no rights, title or interest in such accounts receivable.

     Closing Procedures. If the Proposals are approved, Closing of the Sale shall take place as follows:

          Closing shall occur on a date specified by the General
     Partner not earlier than five (5) days following satisfaction of all conditions to closing in the Purchase Agreements.

          The Closing shall occur in the offices of Johnson Smith Pence Densborn Wright & Heath, Indianapolis, Indiana, or at such other location as may be selected by the General Partner.

     Distributions to Limited Partners of Net Sale Proceeds: Procedures and Timetables. On or within five business days after the Closing Date, the Partnership shall make cash distributions to the Limited Partners in an amount equal to 100% of the net proceeds of Sale which represents 85% of the appraised value of the Hotel Properties. See Section VI below for a description of distributions to Limited Partners in connection with the dissolution and termination of the Partnership.

             V.  Required Amendments to the Partnership Agreement

        As noted above under the "Introduction" portion of Section IV of this Statement, the General Partner intends to acquire 100% of the Partnership's Hotel Properties in a two-part transaction. Part one will involve a sale of the portion of the Hotel Properties to the General Partner which will be equivalent to the Limited Partners' 85% interest in the Partnership. The second part of the transaction will involve a liquidating distribution of the remaining 15% portion of the Hotel Properties to the General Partner, in-kind. The net result of this two-part method of sale will be to allocate to the Limited Partners, as a group, 100% of the net cash proceeds of the sale (i.e. 85% of the value of the Hotel Properties) for their 85% partnership interest in the Partnership and to distribute in-kind to the General Partner the 15% remaining interest in the Hotel Properties in liquidation of the General
Partner's 15% interest in the Partnership.      In order to facilitate the
sale of the Hotel Propert          ies    , the following revisions, deletions
and additions to the Partnership Agreement have been determined to be necessary. The complete text of the revisions, deletions and additions appear in the Second Amendment to Second Amended Certificate and Agreement of Limited Partnership of Signature X Ltd. Limited Partnership (the "Amendment") which is attached to this Statement as Exhibit F and incorporated herein and by this reference made a part hereof:

     Amendment to Section 7.06 of the Partnership Agreement. Section 7.06 contains provisions concerning the allocation of gain or loss on the sale of partnership property. The Amendment adds new language which provides that in the case of a sale of an undivided fractional interest in the partnership property by the Partnership to the General Partner which undivided fractional interest is equal to the aggregate units of limited partnership interests in the Partnership owned by all Limited Partners (as a group), the gain or loss on the sale of such undivided fractional interest shall be allocated entirely to the Limited Partners (as a group), provided that: (a) the Limited Partners (as a group) receive all distributable cash sale proceeds resulting from that sale; and, (b) the General Partner receives the distribution of the remaining undivided fractional interest in the partnership property as a distribution in kind in connection with the dissolution and termination of the Partnership in accordance with Article XVIII of the Partnership Agreement.

     Amendments to Section 8.02 of the Partnership Agreement. Section 8.02 contains provisions concerning the distribution of net proceeds of sales, financings and refinancings of Partnership properties. The Amendment adds new language which provides that in the event of any sale of an undivided fractional interest in the Partnership properties to the General Partner which undivided fractional interest is equal to the aggregate units of limited partnership interests in the Partnership owned by all Limited Partners (as a group), all net proceeds of such sale shall be allocated and distributed to the Limited Partners (as a group), and the General Partner shall not receive any allocation or distribution of any such cash. Rather, the General Partner shall receive instead a distribution in-kind of the remaining undivided fractional interest in the Partnership's property represented by the General Partner's interest in the Partnership in connection with the dissolution and termination of the Partnership. The purpose of these revisions is to ensure that, in the event of a sale of an undivided fractional interest in the Partnership property to the General Partner, the Limited Partners will receive 100% of all distributable cash from the Net Sale Proceeds, and the General Partner will receive the remaining undivided fractional interest in the Partnership property.

            VI.  Dissolution, Termination and Final Distributions

     Dissolution/Termination of Partnership. Pursuant to Section 18.01(e) of the Partnership Agreement and the consents of the holders of a majority of Units, the Partnership will be dissolved and terminated upon the Sale of the Hotel Properties. Following Closing, the General Partner will cause to be filed with the Secretary of State of Indiana a Certificate of Cancellation of Indiana Limited Partnership to effectuate such dissolution. This Certificate will effectively terminate the legal existence of the Partnership.

     Under Section 19.01 of the Partnership Agreement, upon the dissolution and final termination of the Partnership, the General Partner must take account of the Partnership's assets and liabilities and must conduct the liquidation of such assets as promptly as is consistent with obtaining the fair market thereof. Any proceeds received from the liquidation of the assets are required to be applied in the following order:

          (1) To the payment of all debts and liabilities of the Partnership to creditors in the order of priority provided by law and to the expenses of liquidation;

          (2) To the establishment of any reserves deemed necessary for any contingent liabilities or obligations of the Partnership;

          (3) To the repayment of any loans or advances that may have been made by any Partner to the Partnership;

          (4) To the Limited Partners in an amount equal to the excess, if any, of their capital contributions over prior distributions to them from all sources; and

          (5) Eighty-five percent (85%) of any remaining balance shall be allocated to the Limited Partners based on their percentage interest in the Partnership and fifteen percent (15%) to the General Partner, except that the General Partner shall not receive any part of any balance of cash remaining from the Net Sale Proceeds.

     Pursuant to Section 19.03 of the Partnership Agreement, each Limited Partner will be furnished with a Liquidation Statement describing the disposition of the assets and liabilities of the Partnership and reporting any other information with respect to the liquidation of the Partnership.
Finally, Limited Partners shall be provided with a notice that the Partnership has been dissolved and that a Certificate of Cancellation of the Partnership has been filed in accordance with applicable law.

     Termination of Contracts. The Partnership's obligations under the Management Agreements between the General Partner and the Partnership, and the Partnership's obligations under the Franchise Agreements between the Partnership and the General Partner shall be canceled and terminated without cost or penalty to the Partnership upon the dissolution of the Partnership. Thus, the Partnership will have no further duties, obligations or responsibilities with respect to either the Management Agreements or the Franchise Agreements.

     Final Cash Distributions to Limited and General Partners. As described above, the Limited Partners of the Partnership will receive 100% of the net cash proceeds of the Sale on or within five business days of Closing. Upon the final wind-up of the Partnership, the Limited Partners will receive their allocable share of 85% of all other remaining cash, including (a) accounts receivable collections, (b) the net balance at Closing of the FF&E cash reserve, (c) the net cash balance at Closing of the Tax Escrow Account, (d) all cash generated from the operations of the Partnership up to the date of Closing, and (e) interest on such amounts, which amounts will be reduced by any and all liabilities of the Partnership which are not assumed by the General Partner in connection with the Sale, and which were not credited against the General Partner's payment of the Purchase Price. The General
Partner will receive the remaining 15% of those items of cash       .


           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                VII.  Summary of Estimated Benefits from Sale
                 of Properties and Liquidation of Partnership

     The following table includes pro forma financial information as if the Sale and the other proposed transactions occurred on December 31, 1995 and illustrates the disposition of proceeds of Sale, including payment of the Partnership's liabilities and the completion of distributions to the Limited Partners.


                         Table of Estimated Benefits
                         ---------------------------
                                                                 Pro forma
Purchase of Hotel Properties                                      12/31/95
- ----------------------------                                     ---------

Hotel           Appraised Value
      (real estate and personal property)                     $  7,100,000
  (Less) estimated costs for title insurance,
        survey, appraisal, etc.                                    (34,000)
  Adjustments for Real Estate Taxes unpaid                         (42,084)
                                                                -----------
      Adjusted Hotel           Appraised Value                   7,023,916

(Less) Mortgage Settlement or Assumption:
  Principal Outstanding Balance                                 (5,234,868)
  Debt Service Reserve Balance                                       3,000
(Less) Note Payable to Signatures,
    Inns, Inc.    ("SII")                        (2,577,061)
Discount of Note Balance offered by SII           1,279,228
                                                  ---------
    Note payable net of discount                                (1,297,833)
                                                                 ---------

        Net Proceeds from Real Estate Sale (note 1)                494,215

            Limited Partners Share                                      85%
            Limited Partners Share Amount                     $    420,082
            Number of Limited Partner Units                            364
            Amount per Limited Partner Unit                   $      1,154

Note 1:  The General Partner's share of Net Proceeds from Real
         Estate Sale shall be distributed in the form of a deed of the "Remaining Interest" in the Hotel Properties.



                                                                 Pro forma
Winding-up of Partnership                                         12/31/95
- -------------------------                                        ---------

Add assets acquired by Buyer or liquidated:
    Working capital cash balance                              $

   200,163
    Prepaid Insurance                                                5,536
    Account Receivables                                             47,288
    Supplies                                                        46,000
    FF&E Cash Reserve                                               87,841
    Tax Escrow Cash Account                                         50,307


(Less) liabilities assumed by Buyer or paid:
    Trade Accounts Payable                                    $    (24,349)
    Guests Advance Deposits                                           (742)
    Accrued Payroll Expense                                        (34,290)
    Sales and Lodging Taxes                                        (15,498)

      Net Business Assets and Liabilities (note 2)            $    362,256

         Limited Partners Share                                         85%
         Limited Partners Share Amount                        $    307,918
         Number of Limited Partner Units                               364
         Amount per Limited Partner Unit                      $        846

Note 2 - Does not include Limited Partner's Share of operating
         income           from     January 1, 1996.


     VIII.  Purpose and Procedures for Majority Vote by Limited Partners

     Requirements Under Applicable Securities Laws. Under applicable state securities laws, regulations and policies pursuant to which the Units of limited partnership interests were sold to the Limited Partners, the General Partner was required to include in the Partnership Agreement certain "democracy" voting rights for the Limited Partners. Pursuant to those "democracy" rights, the Limited Partners are required to be given the right to determine by majority vote of limited partnership interests, among other matters, whether or not to (1) amend the partnership agreement, (2) approve or disapprove the sale of all or substantially all of the assets of the partnership, and (3) dissolve the partnership. All of these determinations are authorized to be done by the Limited Partners, only, and without concurrence of the General Partner. Moreover, the General Partner may be prohibited by certain regulations/policies from exercising any vote or consent with respect to any Unit of limited partnership interest owned by the General Partner regarding any matter submitted to the vote of the Limited Partners.

     Requirements Under Article XIV of the Partnership Agreement. Article XIV of the Partnership Agreement grants to the Limited Partners, as a group, the sole right, by a "Majority Vote" of units of limited partnership interest, and without the concurrence of the General Partner, to among other matters: (a) amend the Partnership Agreement; (b) dissolve the Partnership; and (c) approve or disapprove the sale or exchange of all or substantially all of the properties of the Partnership. Under Section 1.25 of the Partnership Agreement, the term "Majority Vote" is defined as the "affirmative vote or written consent of Limited Partners then holding of record more than 50% of the outstanding Units of the Partnership". Accordingly, under Article XIV of the Partnership Agreement, the Limited Partners are granted the exclusive right to approve or disapprove the transactions proposed by the General Partner. The Partnership currently has 364 Units of Limited Partnership interest, which are held by its Limited Partners. Ten (10) Units of Limited Partnership interest are held by the General Partner. For the purpose of determining a "Majority Vote", the Units of Limited Partnership held by the General Partner shall not be considered "outstanding" and shall not be voted by the General Partner. Accordingly, the holders of 178 Units must provide their written consent to the proposed transactions in order for them to be approved.

     Voting Procedures and Instructions. The procedures and instructions for voting on (i.e. consenting to) the proposed transactions are set forth on both sides of the "Irrevocable Consent of Limited Partner of Signature X Ltd. Limited Partnership," which accompanies this Statement. Please read those instructions carefully.

     IX.  General Partner's Duties, Conflicts of Interest and Risk Factors

     General Partner's Fiduciary and Other Duties to the Partnership and Its Limited Partners. A General Partner in an Indiana limited partnership has a fiduciary duty to exercise the utmost good faith, fairness and loyalty with respect to limited partners under both statutory and common law. This standard requires the General Partner to determine the best interests of the partnership and its limited partners and to conduct the business and affairs of the limited partnership accordingly. The fiduciary duty of a General Partner to a limited partnership and its limited partners is one of the highest duties recognized by law.

     In addition to the above-described general duties which obligate a General Partner as a matter of law, the Partnership Agreement requires the

General Partner to perform other particular duties. These duties include, among others, the overall management, conduct and operation of the Partnership in all matters respecting the Partnership, its business and its property, subject to certain restrictions enumerated in the Partnership Agreement. However, provision has been made in the Partnership Agreement to the effect that the General Partner shall have no liability to the Partnership for any loss arising out of any act or omission by the General Partner, provided that the General Partner determined in good faith that its conduct was in the best interest of the Partnership and, provided, further that its conduct did not constitute fraud, gross negligence or intentional misconduct.

     The fiduciary duty of a General Partner to a limited partnership and its partners also includes the duty to disclose to the limited partners all significant and material information regarding the partnership and its affairs. Additionally, General Partners must exercise reasonable care in furnishing such information to the limited partners. With respect to a sale of the partnership assets, the General Partner of a syndicated partnership must obtain the limited partners' consent, and the General Partner bears the burden of complete disclosure of material facts relevant to the limited partners' decision whether or not to consent to such a transaction.

     In transactions between a limited partnership and its General Partner, the actions of the General Partner are subject to even greater scrutiny because the terms of the transaction are not the result of arms's length negotiations, and the General Partner is in a position to control all terms of the transaction. Such terms must be the result of the exercise of the General Partner's judgment in a manner consistent with its fiduciary responsibility to the limited partners and the partnership.

     The General Partner has endeavored in all respects to structure a
commercially reasonable sale pursuant to a Purchase Agreement   s
containing terms and provisions which are fair and reasonable to both parties.
Although the price for the Hotel    Properties     has not been determined
from an arm's length bargaining process, as described in Section IV. of this Statement, the price offered by the General Partner is the result of
       independent appraisal   s     conducted by a qualified appraiser which
has extensive experience in appraising hotel properties.  The General Partner
believes that the  appraisal   s     reflect        the fair market value of
the Hotel Properties.

     Conflicts of Interest. The General Partner is subject to various conflicts of interest arising out of its relationships with the Partnership and its Limited Partners. Because the Partnership originally was organized by the General Partner and because the Partnership has continuously been operated by the General Partner since then, these conflicts cannot be resolved through arms-length negotiations but must be resolved, if at all, through the exercise by the General Partner of its judgment consistent with its fiduciary responsibilities to the Partnership and its Limited Partners and the investment objectives and policies of the Partnership. These conflicts include, but are not limited to, the following:

          Transactional Conflicts. The General Partner is the proposed purchaser of the Partnership's Hotel Properties.
     As such, the General Partner is naturally desirous of obtaining the lowest possible price and the most favorable terms to it in connection with the transaction. As the proposed seller, the Partnership is naturally desirous of obtaining the highest possible price and the most favorable terms to it in connection with the transaction. However, by virtue of its dual position as the General Partner of the Partnership and as the purchaser in the transaction, the General Partner is in the position of exercising complete control over all of the terms of the Sale, both for itself as buyer and for the Partnership as seller. Therefore, there exists the potential for the General Partner to fashion the terms of the transaction in ways which are more favorable to it as the buyer than to the Partnership as the seller. The General Partner has endeavored to minimize these conflicts by engaging a qualified, independent appraiser to appraise the fair market value of the Hotel Properties on behalf of the Partnership in order to provide a more independent basis for determining the purchase price for the Hotel Properties to be paid by the General Partner. In addition, the General Partner has attempted to further reduce the conflicts by planning to engage the services of an independent counsel to review the Purchase Agreement, prior to its execution by the parties, to determine the general commercial reasonableness and fairness (other than price) of the terms of that Agreement. However, these efforts cannot eliminate totally the conflicts which exist.

          Choice of Legal Representative. Because of its position as manager of the Partnership, the General Partner will have complete control over the selection of the legal counsel to represent the
               Limited Partners     in connection with the review of
     the Purchase Agreement   s     to determine commercial
     reasonableness and fairness of its terms. However, the General Partner believes that it will be able to retain an independent,
     qualified legal counsel to represent the           Limited
     Partners     in these matters.

          Choice of Appraiser. In its capacity as manager of the Partnership, the General Partner had total control over the selection of US Realty Consultants, Inc., as the appraiser of the Hotel Properties. However, the General Partner believes that USRC is a qualified, independent appraiser possessing extensive experience in appraising hotel properties and that USRC's appraisal is an accurate estimation of the fair market value of the Hotel Properties.

     Risk and Other Factors. In addition to the factors set forth elsewhere in this Statement, limited partners should specifically consider the following risk factors before signing the Consent accompanying this Statement:

          Failure to Satisfy Conditions Precedent.  As explained in
     Section IV of this Statement, the Purchase Agreement   s
     contain certain conditions precedent which must be satisfied before closing. Among others, these conditions include the requirement that the General Partner be able to acquire any or all of the properties owned by other affiliates of the General Partner. If any condition precedent to those proposed acquisitions is not satisfied, the closing and consummation of
     the subject transaction   s     may not occur.

          Tax Effect.  As more completely described in Section X of
     this Statement, the subject transaction   s     will result in
     certain federal income tax effects with respect to the Limited Partners. These effects include, among others, the treatment of the distribution of the Sale proceeds of the Hotel Properties to the Limited Partners as a fully taxable transaction. Although highly unlikely, the federal income tax liability could exceed the amount of cash received by the Limited Partner upon dissolution. Limited partners should carefully review Section X of this Statement and consult their tax advisors where appropriate.

          Release of Rights to Future Revenues. Although the General Partner believes that current trends in the hotel industry are such that now is a favorable time for Limited Partners to cash out their investments, there can be no assurance that values of hotel properties (including the Partnership's Hotel Properties) will not continue to rise. Limited Partners should be aware that, by consenting to the
     subject transaction   s    , they are releasing and
     terminating any and all rights they may have to share in any future income, distributions and credits to be generated by the Partnership's Hotel Properties.

          Partners in More Than One Partnership.  As described
     earlier in this Statement, the General Partner is proposing to acquire each of the hotel properties owned by all of its affiliated limited partnerships, including the Hotel Properties owned by this Partnership. The successful acquisition by the General Partner of each of those hotel properties is a condition precedent to the closing of the purchase of the
     Hotel Properties of this Partnership and the other transactions as described in this Statement. Therefore, a limited partner who is a partner in both this Partnership and one or more of the other partnerships may be faced with a dilemma in deciding
     whether to provide his   /her     consent to each of the proposed
     transactions.

          For example, a partner of the Partnership may wish to consent to the sale by this Partnership of its Hotel Properties to the General Partner, but may wish to withhold his consent to the proposed sale by another partnership of its hotel properties to the General Partner. The withholding of such a limited partner's consent in connection with another proposed transaction between the General Partner and another partnership, however, may adversely effect the consummation of the proposed sale by this Partnership of its Hotel Properties, since closing of the transaction with this Partnership is conditional upon the General Partner's ability to consummate each of the other proposed transactions.

                     X.  Federal Income Tax Consequences

     The following is a summary of the principal U.S. Federal income tax consequences resulting from the transactions described in the General Partner's Proposals. This summary does not purport to consider all the possible U.S. Federal income tax consequences of those transactions and is not intended to reflect the individual tax position of any Limited Partner. The actual tax consequences of the Proposals to any Limited Partner will depend on that Partner's own tax circumstances. This summary deals with interests in the Partnership held as capital assets. Because the General Partner is unaware of the existence of Limited Partners who are tax-exempt entities or non-United States persons not subject to U.S. Federal income tax on worldwide income, this summary is inapplicable to such persons. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and regulations as now in effect and as currently interpreted and does not take into account possible changes in such laws or interpretations, any of which may be applied retroactively. Except as described in Possible Indiana Tax Withholding below, this summary does not include any description of the tax laws of any state, local or foreign governments possibly applicable to the transactions contemplated by the Proposals. Limited Partners should consult their own tax advisors concerning the application of U.S. Federal tax laws to their particular situations as well as any consequences to them under the laws of any other taxing jurisdiction.

     Sale of Interest in Hotel Property/Special Allocation. The sale of an undivided interest in the Hotel Properties will be a taxable event to the Partnership and Limited Partners. Each Limited Partner will be required to take into account the share of income, gain or loss realized from that sale which is allocable to such Partner's interest in the Partnership. By reason of the proposed special allocation of Partnership income, all income, gain or loss from the sale of the Hotel Properties will be allocated to the Limited Partners in the aggregate. In determining the tax consequences of the proposed sale, each Limited Partner will be required to take into account separately his, her or its distributive share of the gains or losses realized by the Partnership from transfers of property described in Section 1245 and 1231 of the Code (relating to certain depreciable and other property used in a trade or business) and certain "tax benefit" income. Gain allocable to any
Section 1245 property and "tax benefit" income will be taxable as ordinary income. The aggregate net gain or loss recognized by a Limited Partner on dispositions of Section 1231 property in any taxable year will be taxable as long-term capital gain or ordinary loss, respectively, except that any net
Section 1231 gain will be treated as ordinary income to the extent of net losses from the sale or exchange of Section 1231 property in the previous five years.

     Receipt of Special and Liquidating Distributions. Upon receipt of the final liquidating distribution, each Limited Partner will recognize capital gain or loss from the dissolution of the Partnership in an amount equal to the difference between the sum of all liquidating distributions received from the Partnership, which will include the special distribution of proceeds from the sale of Hotel Properties, and his, her or its basis in the interest in the Partnership. Such gain or loss will be long-term capital gain or loss if the interest in the Partnership is held by the Limited Partner for more than twelve months. The entire amount of gain or loss recognized on the dissolution of the Partnership must be taken into account by each Limited Partner in the taxable year in which the final liquidating distribution is received. It is expected that the Closing Date will occur in the same taxable period in which all liquidating distributions will be made available to the Limited Partners. If the taxable period in which the Closing Date occurs does close before the final liquidating distribution becomes available, the Limited Partners must account for the tax consequences from the sale of Hotel Properties in the first such taxable period and for the tax consequences from the dissolution of the Partnership in the latter taxable period.

     Basis of Units. In general, each Limited Partner had an initial tax basis in his interest in the Partnership ("Initial Basis") equal to the cash or other property he transferred to acquire that interest. A Limited Partner's Initial Basis in his interest in the Partnership generally is increased by (i) such Limited Partner's share of Partnership taxable and tax-exempt income and (ii) increases in such Limited Partner's allocable share of liabilities of the Partnership. Generally, such Partner's basis in his interest in the Partnership is decreased (but not below zero) by (A) such Partner's share of Partnership distributions, (B) decreases in such partner's allocable share of liabilities of the Partnership, (C) such Partner's share of losses of the Partnership and (D) such partner's share of nondeductible

<PAE>

expenditures of the Partnership that are not chargeable to his capital account. In calculating a Limited Partner's basis in his interest in the Partnership for purposes of determining gain or loss on the dissolution of the Partnership, such Partner will take into account his, her or its allocable share of income, gain, loss and deduction of the Partnership, including gain or loss on the sale of the Hotel Properties, for the year or years of the Partnership which include the Closing Date and the date on which the final liquidating distribution is made available to the Limited Partners. Any U.S. Federal income tax consequences resulting from the partial satisfaction of the Partnership's note payable to the General Partner will be allocated to or otherwise borne by the General Partner only.

     Suspended Losses. Certain taxpayers, including individuals and "closely-held C corporations," are prohibited from deducting in any taxable year otherwise allowable losses from a particular business or activity, including losses allocable to an investment in the Partnership, in excess of the aggregate amount such taxpayers are "at risk" with respect to such business or activity as of the end of such year. Losses of the Partnership not deductible by a Limited Partner in the year they are initially sustained because of the "at risk" limitation may be deductible in succeeding tax periods, again subject to the "at risk" and other limitation provisions. In general, a Limited Partner will be considered "at risk" in respect of his interest in the Partnership to the extent of the sum of (i) that Partner's Initial Basis; (ii) the difference between gains and profits of the Partnership allocated to that Partner over losses and deductions of the Partnership allocated to such Partner; (iii) any Partnership"qualified nonrecourse financing" (as defined under Section 465(b)(6) of the Code) allocable to that Partner; and (iv) any gain recognized by that Partner on the dissolution of the Partnership.

     Separate and apart from the "at risk" rules described above, Section 469 of the Code generally prohibits certain taxpayers, including individuals, estates, trusts and personal service corporations, from deducting in any taxable year otherwise allowable losses from "passive" activities in excess of income and gains from the same or other "passive" activities in such year.
(In addition, certain "closely-held C corporations" will be subject to the passive activity loss limitation rule except that losses from "passive" activities may offset net "active" income, but not "portfolio" income.) For this purpose, "passive" income does not include interest, dividends, annuities and royalties not derived in the ordinary course of a trade or business and gain or loss derived from the disposition of property producing such income or held for investment ("portfolio" income). A Limited Partner's determination of income which passive losses may currently offset must exclude such "portfolio" income. Disallowed losses carry forward and are treated as "passive" losses in subsequent years to the extent of the taxpayer's net "passive" income in such year. Disallowed "passive" losses will be deductible by a Limited Partner upon the completion of the transactions described in the General Partner's Proposals, offsetting, in the following order, income or gain realized in respect of the Partnership, other net "passive" income, and any "portfolio" and "active" income.

     Possible Indiana Tax Withholding. The General Partner will be required to withhold Indiana gross income, adjusted gross income and net supplemental income tax from gain, loss or income realized by the Partnership on the sale of the Hotel Property located in Indiana or the conduct of Indiana-situs operations which is allocable to Limited Partners not resident or qualified to do business in Indiana, unless such Partner is resident in a jurisdiction for which a full credit may be available.

                         XI.  Selected Financial Data

     The following table sets forth certain historical financial data relating to the Partnership's operating revenues, income (loss) from continuing operations, total assets and long term obligations for the five year period from 1991 through 1995. Income (loss) from continuing operations per Unit, as well as other per Unit information, is set forth in Section XII.


                  Schedule of Selected Five Year Financial Data
                     Concerning the Partnership's Operations
                         Hotels: Florence & Sharonville
                  ---------------------------------------------


Statistics:            1991        1992        1993        1994        1995
- ----------             ----        ----        ----        ----        ----

Number of Rooms
  - Florence            125         125         125         125         125
Number of Rooms
  - Sharonville         130         130         130         130         130

Occupancy
  - Florence           50.5%       57.3%       63.5%       66.2%       67.3%
Occupancy
  - Sharonville        49.1%       57.8%       53.5%       56.8%       55.6%

Average Daily Rate
  - Florence        $  48.86    $  47.26    $   46.87   $  48.94    $  51.74
Average Daily Rate
  - Sharonville     $  48.42    $  47.91    $   50.43   $  53.40    $  54.59

Revpar
  - Florence        $  24.67    $  27.08    $   29.76   $  32.40    $  34.82
Revpar
  - Sharonville     $  23.77    $  27.69    $   26.98   $  30.33    $  30.35


Operating Results:
- -----------------

Hotel Revenue
  - Florence        $1,151,176  $1,258,840  $1,392,543  $1,522,097  $1,624,252
Hotel Revenue
  - Sharonville     $1,172,779  $1,339,666  $1,337,702  $1,489,641  $1,475,081

Net Income (Loss)
  - Florence        $ (354,183) $ (225,716) $ (156,692) $  (11,230) $   81,830
Net Income (Loss)
  - Sharonville     $ (459,827) $ (354,226) $ (261,418) $   25,943  $    8,453


Total Assets:
- ------------

Florence            $4,357,115  $4,219,069  $4,107,779  $4,000,785  $4,038,033
Sharonville         $4,974,007  $4,685,879  $4,465,184  $4,425,408  $4,353,208

  Total             $9,331,122  $8,904,948  $8,572,963  $8,426,193  $8,391,241



Long Term Debt Obligations:
- --------------------------
Florence            $2,535,000  $2,570,000  $2,605,000  $2,645,000  $2,685,000
Sharonville         $3,055,104  $2,923,353  $2,779,142  $2,638,835  $2,512,742

  Total             $5,590,104  $5,493,353  $5,384,142  $5,283,835  $5,197,742


                  XII.  Book Value, Distributions and Income

     The following table sets forth certain information concerning the Partnership's book value per Unit, cash distributions declared and paid per Unit and income (loss) per Unit from continuing operations for the five year period from 1991 through 1995:


                       Schedule of Per Unit Book Value,
                     Cash Distributions and Income (Loss)
                     ------------------------------------

Book Value:                   1991      1992       1993       1994       1995
- ----------                    ----      ----       ----       ----       ----

Total (Florence
  & Sharonville)          $ 603,963  $ 24,021  $(393,530) $ 281,866  $ 372,149
Number of L.P. Units            364       364        364        364        364
Per Limited Partner Unit  $   1,410  $     56  $    (919) $     658  $     869


Limited Partner Cash Distributions:
- ----------------------------------

Total (Florence
  & Sharonville)          $    0     $   0     $    0     $    0     $    0
Number of L.P. Units            364       364        364        364        364
Per Limited Partner Unit  $    0     $   0     $    0     $    0     $    0

       Cumulative Limited Partner Distributions              $0.00
       Per Unit, 1986 to 1995 As a percentage of              0.0%
       Original Investment Per Unit

Income (Loss):
- -------------

Total Net Income (Loss)
 (Florence & Sharonville) $(814,010)  $(579,942)  $(418,110)  $14,713  $90,283
Number of L.P. Units            364         364         364       364      364
Income (Loss) Per
 Limited Partner Unit     $  (1,900)  $  (1,354)  $    (976)  $    35  $   211


                    XIII.  Pro Forma Financial Information

     The Summary of Estimated Benefits from Sale of Property and Liquidation of Partnership, which is included in Section VII of this Statement, sets forth certain pro forma financial information concerning the Sale and the other proposed transactions, as if the Sale and the other transactions had occurred on December 31, 1995, the end of the Partnership's last fiscal year. The purpose of that pro forma financial information is to provide the Limited Partners with information concerning the impact of the proposed transactions by showing how the transactions might have effected historical financial statements, had the transactions been consummated at an earlier time.
However, because the Partnership will be liquidated and dissolved, assuming the transactions are effectuated, no pro forma financial information is being supplied with respect to the future prospects of the Partnership as would ordinarily be required under Article 11 of Regulation SX.

                         XIV.  Regulatory Requirements

     The Partnership is required to comply with the rules and regulations promulgated under the federal and state securities laws administered by the Indiana Secretary of State, other state regulatory agencies and the United States Securities and Exchange Commission ("SEC") in connection with the solicitation of Consents with respect to, and the consummation of, the transactions proposed herein by the General Partner. The Partnership must also comply with the substantive and procedural requirements of the Partnership Agreement. Please refer to Section XVI of this Statement for a description of the terms and conditions of the Partnership Agreement. The Partnership believes that it is, and will continue to be, in full compliance with all the requirements of federal and state securities laws and the Partnership Agreement.

     Other than the requirements of federal and state securities laws and the Partnership Agreement, there are no federal or state regulatory requirements which must be complied with or with respect to which approval must be obtained in connection with the transactions proposed herein by the General Partner.


                            XV.  Appraisal Reports

     US Realty Consultants, Inc. Appraisal Reports. On February 16, 1996 the general partner on behalf of the partnership engaged the services of US Realty Consultants, Inc. ("USRC") to perform appraisals of the Partnership's two Hotel Properties located in Florence, Kentucky and Sharonville, Ohio and to estimate the fair market value (on a going concern basis) of the fee simple estate in those properties, including the furniture, fixtures and equipment components thereof. The scope of the appraisals involved the systematic research and analysis necessary for USRC to reach value conclusions for the Hotel Properties. In connection with their analysis, USRC inspected both Hotel Properties, conducted market research in regard to similar and comparable hotel properties, assembled data from the general market area for the Hotel Properties and studied the competitive hotel markets for the Hotel Properties. In addition, USRC gathered and analyzed data in regard to income, expense, capitalization rate, discount rate, comparable improved sales and real estate tax, zoning and flood plane data relating to the Hotel Properties.
    A more detailed explanation of the appraisal process as described in the Summary Appraisals is as follows:

               The initial step was to inspect the subject, general market area, and neighborhood. Market research included the assembly of data from public records, real estate specialists, governmental entities, real estate publications, as well as owners/investors, management and hotel managers at similar and comparable properties. Information from the market area was collected and studied in order to define the character, composition and the propensity for change in the subject trade area. This information was analyzed to determine the influences which will impact the surrounding market area and the value of the subject property.

               After analyzing the macro-environment, research was conducted relevant to the valuation process, including gathering income, expense, capitalization rate, and discount rate data; comparable improved sales; real estate tax, zoning, and flood plain data and any other information pertinent to the valuation of the subject property. This information was reviewed, confirmed when necessary, and analyzed through the approaches to value.

               The competitive hotel market was analyzed. Management of most of the competitive hotel properties were interviewed. Improved sale comparables were all analyzed, and where possible were confirmed with either the buyer, the seller or a knowledgeable third party.

     In order to estimate the market value of the Hotel Properties, USRC utilized the Income Capitalization and the Sales Comparison approaches to commercial real estate valuations.

        The appraiser deemed the Income Capitalization Approach to be the most applicable method to estimate the fair market value of the Partnership's Hotel Properties. The Sales Comparison Approach was utilized to provide an additional point of reference. Numerous hotel sales were analyzed, and the analysis rendered a meaningful conclusion of value. Due to the age of the Partnership's Hotel Properties, significant depreciation exists, which is difficult and subjective to quantify. As a result, the "Cost Approach," which estimates the cost to replace the improvements, was not completed. In addition, the Cost Approach would not reflect the reasoning or approach taken by an investor for a property of the age and type of the Partnership's Properties. A discussion of the Income Capitalization and Sales Comparison approaches is as follows:

     Income Capitalization Approach. Under the Income Capitalization Approach an appraiser analyzes a property's capacity to generate income (or other monetary benefits) and converts this capacity into an indication of value.
The approach is suitable for properties that have obvious earning power and investment appeal but is inappropriate for properties that have no readily discernible income potential. Further, this approach is based on the premise that the value of a property is represented by the present worth of anticipated future benefits to be derived from ownership. There are two basic techniques which can be used for analysis purposes: Direct Capitalization and Discounted Cash Flow.

     Direct Capitalization converts an estimate of a single year's income expectancy or an annual average of several years' income expectancies into an indication of value in one direct step. Direct Capitalization is especially useful when analyzing a property that has achieved a stabilized level of operations and occupancy.

     Discounted Cash Flow analysis is a market reflective method of estimating the present worth of anticipated income benefits. This analysis converts a stream of expected income into a present value and is most appropriate when valuing a property that has not yet reached stabilized occupancy.

     In valuing the Partnership's Hotel Properties, it was the opinion of the appraiser that the direct capitalization valuation technique was most useful in the analysis. The appraiser estimated cash flow for a typical stabilized year. Their estimates were based upon results of the Partnership's Hotel Properties' historical operations, the performance of comparable Signature Inn facilities, industry standards and assumptions regarding the environment in which the subject hotels operate.

     On the basis of this approach, the appraiser estimated the market value of the fee simple estate of the going concern of the Florence, Kentucky Hotel Property to be $3,800,000 of the Sharonville, Ohio Hotel Property to be $3,300,000, for an aggregate of $7,100,000.

     Sales Comparison Approach. The Sales Comparison Approach is defined in "The Dictionary of Real Estate Appraisal," Third Edition, (published by the Appraisal Institute, 1993), as:

          A set of procedures in which a value indication is derived by comparing the property being appraised to similar properties that have been sold recently, applying appropriate units of comparison, and making adjustments to the sale prices based on the elements of comparison.

     This approach is based on the premise that the market value of a property is directly related to the prices paid for similar properties which have recently sold. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable, its price tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     Under this approach, USRC collected information concerning a number of transactions involving the sale of limited services hotels in the Mid-Western, Mid-Atlantic, Southern and New England regions. The data was verified by USRC through sources deemed reliable, using commonly accepted appraisal methodology.

     Two techniques were utilized in this valuation approach. First, a Linear Regression Analysis was performed to demonstrate that the sale price is a function of income. Next, Effective Rooms Revenue Multiplier was developed which adjusts the sales prices of the comparables based on differences in room revenue. The presentation of these techniques then led to the appraiser determining an estimate of market value via the Sales Comparison Approach.

     Using this approach, the appraiser estimated the fair market value of the going concern of the fee simple estate in the Florence Hotel Property to be $3,800,000 and the Sharonville Hotel Property to be $3,400,000, for an aggregate of $7,200,000.

     Reconciliation of Value. The two approaches, Income Capitalization Approach and Sales Comparison Approach, represent alternative ways of viewing market phenomena. A final estimate of value was by the appraiser as the dominate tendency or most probable outcome from the range of possible outcomes. In final analysis, the appraiser based its estimate of value on the Income Capitalization Approach, since the Partnership's Hotel Properties represent investments capable of attracting investor capital. The Sales Comparison Approach was used to provide additional support for the appraiser's conclusions.

     Based upon their research and analysis,    and using applicable, standard
appraisal techniques in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and 1994, and the Uniform Standards of Professional
Appraisal Practice (1995 Edition),     USRC estimated the market value of the
fee simple estate of the going concern of the Florence, Kentucky Signature Inn Hotel, as of February 28, 1996, at $3,800,000 and the similar value of the
Sharonville, Ohio Signature Inn Hotel   , as of February 29, 1996,     at
$3,300,000, for a combined appraised value of both hotels of $7,100,000. USRC issued Summary Reports of Complete Appraisals on both Hotel Properties dated March 11, 1996, copies of which are attached to this statement as Exhibits C and D. In addition, USRC has issued more descriptive summary
reports   .                All appraisal reports shall be made available for
inspection and copying at the principal executive offices of the General
Partner at     250 E. 96th Street, Suite 450 Indianapolis, Indiana 46240
during its regular business hours by any interested Limited Partner or his representative who has been so designated in writing. A copy of any such appraisal reports will be transmitted by the General Partner to any interested Limited Partner or his representative who has been so designated in writing upon written request and at the expense of the requesting Limited
Partner.

     Experience and Qualifications of the Appraiser. USRC was organized in 1983. USRC operates regional offices in Atlanta, Georgia, Chicago, Illinois and Florence, Kentucky. USRC specializes in providing commercial real estate appraisal and consulting services in four major areas of the real estate industry: Health Care Services Facilities, Hospitality & Resort Industry Services, Golf and Country Club Services and Real Estate Appraisal Services.

     Through its Hospitality & Resort Industry Services Group, USRC has extensive experience in providing appraisal services for the hotel industry. USRC employs professionally-trained hoteliers with outstanding academic credentials and over forty combined years of industry experience. USRC has participated in over 500 hotel and resort-related engagements since 1991 and has knowledge and experience in all product segment types of the hotel industry including limited-service to full-service, hard-budget to luxury resort, commercial to convention and extended-stay to all-suite.

     Many of USRC's hotel appraisal assignments have been national in scope and have included national brand name affiliations such as Best Western, Days, Embassy Suites, Fairfield Inn, Hampton Inn, Hilton, Holiday Inn, Howard Johnson, Knights Inn, LaQuinta, Quality, Radisson, Ramada, Red Roof, Sheraton and Westin. USRC has been a major participant in the development of analytical software programs designed specifically for hospitality and resort consulting and appraising purposes. As further evidence of USRC's expertise in providing appraisal services in the hotel industry, USRC publishes a seasonal pamphlet titled Hospitality Perspectives which provides information with respect to trends in the hotel industry including regional reports on average daily rates and occupancy.

     Selection of the Appraiser. The General Partner considered and reviewed the credentials of three other nationally recognized firms, before selecting USRC as the appraiser to conduct the appraisal on the Partnership's Hotel Properties. The other three firms which had been considered by the General Partner were Hospitality Valuation Services of Miami, Florida, and Cushman & Wakefield, Inc. of New York, New York, as well as the Financial Advisory Services Department of the accounting firm, Coopers & Lybrand LLP. The

General Partner made its decision to hire USRC over the other firms based upon the criteria established by the Company, included years of experience, national reputation, specialization in appraising hotel properties and experience in appraising hotels in the Mid-West region of the United
States.

     Independence of the Appraiser. Prior to its engagement by the General Partner on behalf of the Partnership, USRC had only minor prior business relationship with the General Partner or any of its other affiliated entities. However, the General Partner, on behalf of certain other of its affiliated Limited Partnerships, has engaged USRC to conduct appraisals on behalf of those entities, as well. Nonetheless, the General Partner does not believe that the engagement of USRC by other affiliated partnerships for purposes of appraising their respective properties interferes with the independence of USRC in conducting the appraisal of the Partnership's Hotel Properties. In order to document USRC's independence, the General Partner has obtained from USRC a completed due diligence questionnaire which supports the independence of the appraiser.

     Cost of Appraisal. The Partnership has a paid the $10,000 cost of the appraisals.

                           XVI.  Material Contracts

     A.  Past and Present Material Contracts.

     The Franchise Agreements. The Partnership has entered into a standard Signature Inn Individual Hotel License Agreement with the General Partner with respect to each of the Hotel Properties. Those agreements are more fully described in Section III of this Statement.

     The Management Agreements. The Partnership has also entered into a Management Agreement with the General Partner with respect to each of the Hotel Properties. Those agreements are more fully described in Section III of this Statement.

     The Partnership Agreement. The Partnership Agreement sets forth the terms and conditions pursuant to which the affairs of the Partnership are governed and the relative rights and duties of the General Partner and the Limited Partners. The discussion which follows refers only to the Partnership Agreement, that is, the Second Amended Certificate and Agreement of Limited Partnership dated August 13, 1986, as amended, and not to any preceding certificates or agreements. Please refer to Section III of this Statement for a discussion of prior certificates and agreements.

          Powers of the General Partner. The General Partner has full, exclusive, and complete authority and discretion in the management and control of the business of the Partnership. Limited Partners have no right or power to take part in the management of, or to bind, the Partnership.

          Liabilities of the Limited Partners.  The Partnership
     Agreement provides that no Limited Partner shall be liable for any debts or obligations of the Partnership in excess of the amount of his/her Capital Contribution which has not been previously returned to him/her, except that, under applicable law, the Limited Partners may be required to return (with interest) amounts distributed to them as a return of their Capital Contributions if the Partnership is unable to pay creditors who extended credit to the Partnership prior to the date of any such return of capital. In addition, all undistributed Cash Available for Distribution and proceeds of the sale or financing of Partnership Properties which would otherwise be distributed to the Partners are available, along with all Partnership assets, to creditors to satisfy the debts and obligations of the Partnership until actually distributed. Upon payment in full of the subscription price, Units acquired by Limited Partners pursuant to the Partnership Agreement become fully paid and nonassessable. No Limited Partner has the right to withdraw all or any portion of his Capital Contribution until the full and complete winding up and liquidation of the business of the Partnership, except as otherwise provided by law.

          Voting Rights of the Limited Partners. Limited Partners may, with the affirmative vote of those holding more than 50% of the Units, take action on the following matters: (a) the approval or disapproval of the sale or exchange of all or substantially all of the Partnership's properties; (b) dissolution of the Partnership; (c) removal of a General Partner or any successor General Partner; (d) election of new General Partner upon the removal, retirement, bankruptcy, insolvency or death of a General Partner or any successor General Partner; (e) amendment of the Partnership Agreement. The right of the Limited Partners to amend the Partnership Agreement, however, is limited with respect to amendments affecting limited liability of the Limited Partners and the rights and interests of the General Partner. Amendments receiving the requisite vote will be executed by the General Partner on behalf of all Limited Partners acting pursuant to the power of attorney contained in the Partnership Agreement.

          Other Terms and Conditions.  For a more complete
     description of the terms and conditions of the Partnership
     Agreement please refer to the Partnership's    Amended
     Form 10-KSB    Report     for 1995 attached hereto as Exhibit A.

     B.  Proposed Material Contracts

     The General Partner is proposing that the General Partner and the Partnership enter into an Asset Purchase Agreement which shall constitute a legally binding obligation of both the Partnership to sell and the General
Partner to           buy     the Initial Interest in the Hotel Properties.  A
description of the terms and conditions of the Asset Purchase Agreement is set forth in Section IV of this Statement.


        XVII.  Marketability of Units of Limited Partnership Interests

     The Partnership's common equity consists of Units of limited partnership interest in the Partnership. There is only one class of Units, and all Units have the same rights and the same interests in income, loss, distributions and capital of the Partnership. Each Unit represents a total required capital contribution of $10,000. Units are not subject to assessment for additional contributions. Holders of the Units possess certain limited voting rights (with respect to those matters which are submitted to a vote of the Limited Partners) and rights to certain distributions. Such voting and distribution rights will be based upon the number of Units owned by each Limited Partner. The Partnership Agreement contains a number of restrictions on the transferability of the Units. The General Partner does not have the right and is not obligated to redeem or repurchase the Units, and the Partnership Agreement prohibits the holders of the Units from withdrawing their respective capital contributions.

     The Units are not listed on any securities exchange and are not subject to any quotations under the "NASDAQ" system. The Units are not actively traded in any established public trading market. Units are expected to be transferable, if at all, only in privately negotiated transactions. Accordingly, the Partnership is unable to furnish any information with respect to ranges of high and low bid quotations for the Units during the past two years.

     The following table sets forth the number of Units outstanding and the approximate number of holders or record of the Units as of the date of this report:


                    Number of              Number of
                 Outstanding Units     Holders of Record
                 -----------------     -----------------

                       364                    406



            XVIII.     Amended     Form 10-KSB    Report;
                     and    Form     10-QSB Report
            and June 30, 1996 Unaudited Financial Statements

     Until recently, the Partnership was required to file annual, quarterly and current reports with the Securities and Exchange Commission ("SEC"), pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934 (the "Act"). As a result, however, of a recent amendment to Rule 12g-1 promulgated by the SEC under the Act, the Partnership became eligible for an exemption from the registration and reporting requirements under
Section 12(g), provided that the Partnership file a Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Act ("Form 15"). The Partnership filed its Form 15 on July 17, 1996, and, under Rule 12g-4, termination of the Partnership's registration of its Units of Limited Partnership Interest shall take effect 90 days thereafter (i.e., October 15,
1996).

     On or about           August 21    , 1996, the Partnership filed its
   Amended     Form 10-KSB        Report with the SEC for the year ended
December 31, 1995. A copy of that report is attached to this Statement as Exhibit A. Also, on May 15, 1996, the Partnership filed its Form 10-QSB Quarterly Report with the SEC for the quarter ended March 31, 1996. A copy of
that report is attached to this Statement as Exhibit B.       Also, the
Partnership's June 30, 1996 unaudited financial statements are attached to the Statement as Exhibit H.

            XIX.     Amended     Rule 13e-3 Transaction Statement

     Rule 13e-3 promulgated by the SEC under the Act requires the Partnership to file a Schedule 13E-3 with the SEC in connection with this Statement. A
copy of the Schedule 13E-3    (without exhibits)     is attached to this
Statement as Exhibit G.

                              EXHIBIT INDEX


A       Amended     Form 10-KSB        Report for 1995

B    Form 10-QSB Quarterly Report for Quarter Ended March 31, 1996

C    Summary Report of Complete Appraisal of Signature Inn
       - Florence, Kentucky

D    Summary Report of Complete Appraisal of Signature Inn
       - Sharonville, Ohio

E    Text of Consent Resolutions of Limited Partners

F    Text of Amendments to Partnership Agreement

G    Rule 13e-3 Transaction Statement    (without exhibits)

H    Financial Statements of June 30, 1996 (unaudited)

I    Irrevocable Consent of Limited Partner